UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 16, 2005

THE STEAK N SHAKE COMPANY
(Exact name of registrant as specified in its charter)

Indiana	000-08445	37-0684070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

36 South Pennsylvania Street, Suite 500 Indianapolis, Indiana 46204
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code		(317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 16, 2005, the Registrant’s wholly owned subsidiary, Steak n Shake Operations, Inc., ("SNS Operations"), entered into a Uniform Franchise Agreement (the "Franchise Agreement") (attached as exhibit 10.1), a "Contract for the Purchase and Sale of Real Estate" (attached as Exhibit 10.2) and a "Personal Property Sales Agreement"(attached as Exhibit 10.3) with Kelley Operations, Inc,  ("Franchisee"). Wayne L. Kelley, member of the board of directors of the registrant, is president of Kelley Operations, Inc. The closing of the transactions is scheduled to occur in March 2006.

     Under the Franchise Agreement, Franchisee will operate one existing restaurant, which is currently operated by SNS Operations. The property is located in Greenville, SC. Under the Contract for the Purchase and Sale of Real Estate, SNS Operations will transfer its ownership in the restaurant to Franchisee. Under the Personal Property Sales Agreement, SNS Operations will transfer ownership of all personal property located in the restaurant to Franchisee.

     The aggregate consideration to be paid by Franchisee for the Agreements equals $1,350,000. Following the transaction, Franchisee will pay routine continuing franchise royalty fees and other fees required per the Franchise Agreement.

     Copies of the Agreements are filed as exhibits to this report and are incorporated by reference in this form.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits

    10.1 Uniform Franchise Agreement

    10.2 Contract for the Purchase and Sale of Real Estate

    10.3 Personal Property Sales Agreement

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                THE STEAK N SHAKE COMPANY

                                                                  By:    /s/ Jeffrey A. Blade

                                                                                  Jeffrey A. Blade,

                                                                                  Senior Vice President and Chief Financial Officer

                                                                                  Dated: December 16, 2005